UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE

PROXY STATEMENT DATED OCTOBER 7, 2011

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2011

November 2, 2011

EXPLANATORY NOTE

Royal Gold, Inc. (the “Company”) is filing this additional soliciting material to supplement the Company’s definitive proxy statement relating to its 2011 Annual Meeting of Stockholders to be held on November 16, 2011 (the “Proxy Statement”).  The definitive proxy statement was filed with the Securities and Exchange Commission on, and made available to stockholders on or about, October 7, 2011.  The following information supplements the information provided under “Tax Fees” under “PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTS” on page 43 of the Proxy Statement.  This Supplement is first being released to stockholders on or about November 2, 2011. This Supplement to the Proxy Statement should be read together with the Proxy Statement. The information contained in this Supplement supplements the information contained in the Proxy Statement.

SUPPLEMENTAL INFORMATION

Tax fees paid to Ernst & Young LLP for tax-related services were $831,334 for the fiscal year ended June 30, 2011.  Of this amount, $294,104 was paid for tax compliance and tax return preparation services and $357,652 was paid for services relating to a corporate reorganization of certain foreign subsidiaries after the Company’s acquisition of International Royalty Corporation which was completed in February 2010.

INFORMATION ABOUT VOTING

If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting of Stockholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Company’s proxy statement. If any stockholder would like a new proxy or has any questions, he or she should contact Karen Gross, Vice President and Corporate Secretary, 1660 Wynkoop Street, Suite 1000, Denver, Colorado, 80202, or at (303) 575-6504.